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SECOND AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

of

EQ Advisors Trust

a Delaware Statutory Trust

Principal Place of Business:

1290 Avenue of the Americas

New York, NY 10104

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TABLE OF CONTENTS

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

i

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ii

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iii

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SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF

EQ Advisors Trust

THIS SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST of EQ Advisors Trust (the “Trust”) is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of continuing a Delaware statutory trust in accordance with the provisions hereinafter set forth.

WHEREAS, the Trust exists pursuant to that certain Amended and Restated Declaration of Trust dated as of January 22, 1997, as amended by that certain Amendment No. 1 dated September 20, 2000 and that certain Amendment No. 2 dated April 16, 2002 (the “Existing Declaration of Trust”); and

WHEREAS, the Trustees desire to amend and restate the Existing Declaration of Trust in its entirety, and, in furtherance thereof, have agreed to do so as set forth herein.

NOW, THEREFORE, the Trustees hereby amend and restate the Existing Declaration of Trust in its entirety as herein provided and do hereby declare that the Trustees will hold all cash, securities, and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions.

ARTICLE I

Name and Definitions

Section 1. Name. The Trust shall continue to be known as EQ Advisors Trust and the Trust shall conduct its business under that name or any other name as they may from time to time determine. The Trustees may, without Shareholder approval, change the name of the Trust or any Series or Class and adopt such other name as they deem proper. Any name change of any Series or Class shall become effective upon approval by the Trustees of such change or any document reflecting such change. Any name change of the Trust shall become effective upon the filing of a certificate of amendment under the Delaware Act reflecting such change. Any such action shall have the status of an amendment to this Declaration of Trust. In the event of any name change, the Trustees shall cause notice to be given to the affected Shareholders, which notice will be deemed given if the changed name is reflected in any Registration Statement.

Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

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(a) “By-Laws” shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act;

(b) “Certificate of Trust” means the certificate of trust, as amended or restated from time to time filed by the Trustees in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act;

(c) “Class” means a class of Shares of any Series of the Trust established in accordance with the provisions of Article III hereof;

(d) “Commission” shall have the meaning given such term in the 1940 Act;

(e) “Declaration of Trust” means this Second Amended and Restated Agreement and Declaration of Trust, as further amended or restated from time to time;

(f) “Delaware Act” means the Delaware Statutory Trust Act 12 Del. C. §§, 3801 et seq., as amended from time to time;

(g) “Existing Declaration of Trust” has the meaning given it in the preamble hereof.

(h) “Interested Person” shall have the meaning given it in Section 2(a)(19) of the 1940 Act;

(i) “Manager” means a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 7(a) hereof;

(j) “1940 Act” means the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time , and any order or orders thereunder which may from time to time be applicable to the Trust. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees;

(k) “Person” means and includes individuals, corporations, partnerships, trusts (common law or statutory), associations, joint ventures, estates, and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(1) “Principal Underwriter” shall have the meaning given such term in the 1940 Act;

(m) “Registration Statement” shall mean the Trust’s registration statement or statements as filed with the Commission, as from time to time in effect, and shall include any prospectus or statement of additional information forming a part thereof;

(n) “Series” means each Series of Shares established and designated under or in accordance with the provisions of Article III hereof;

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(o) “Series Property” means any and all property, real or personal, tangible or intangible, that is from time to time owned or held by or for the account of a Series;

(p) “Shareholder” means a record owner of outstanding Shares;

(q) “Shares” means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

(r) “Trust” means the Delaware statutory trust continued pursuant to this Declaration of Trust;

(s) “Trust Property” means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust generally; and

(t) “Trustees” means the “Person” or “Persons” who have signed this Declaration of Trust and all other Persons who may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or her or their capacity as Trustees hereunder. Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the Trustee at any time that there is only one Trustee of the Trust.

ARTICLE II

Purpose of Trust

The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an investment company registered under the 1940 Act and which may be engaged in or carried on by a statutory trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

ARTICLE III

Shares

Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall be divided into Shares of one or more separate and distinct Series or Classes established and designated by the Trustees in accordance with the terms of this Declaration of Trust. Each Series

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may have no Classes, may consist of one Class or may be divided into two or more Classes, as determined by the Trustees in their sole discretion. The number of Shares of each Series and Class authorized hereunder is unlimited. Upon the establishment of any Series or Class thereof as provided herein, such Series shall be authorized to issue an unlimited number of Shares of each such Series and Class, unless otherwise determined and subject to any conditions set forth, by the Trustees. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof, (i) to divide the beneficial interest in each Series or Class thereof into Shares, with or without par value as the Trustees shall determine, (ii) to issue Shares without limitation as to number (including fractional Shares) to such Persons and for such amount and type of consideration, subject to any restriction set forth in the By-Laws, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, (iii) to establish and designate and to change in any manner any Series or Class thereof and to fix such preferences, voting powers, terms of conversion, rights, duties, privileges, and business purpose of each Series or Class thereof as the Trustees may from time to time determine, which preferences, voting powers, terms of conversion, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof, and may be limited to specified property or obligations of the Trust or, in the case of a Class, the Series to which such Class relates or profits and losses associated with specified property or obligations of the Trust or such Series, as the case may be, (iv) to divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class thereof in the assets held with respect to such Series or Class, (v) to classify or reclassify any issued Shares of any Series or Class thereof into Shares of one or more Series or Classes thereof (whether the Shares to be classified or reclassified are issued and outstanding or unissued and whether such Shares constitute part or all of the Shares of such Series or Class), (vi) to change the name of any Series or Class thereof, (vii) to dissolve, terminate or abolish any one or more Series or Classes thereof, whether or not there are outstanding Shares of such Series or Classes, and (viii) to take such other action with respect to the Shares as the Trustees may deem desirable.

Subject to the distinctions permitted among Classes of the same Series as established by the Trustees, consistent with the requirements of the 1940 Act, each Share of a Series shall represent an equal beneficial interest in the net assets of such Series, and each holder of Shares of a Series shall be entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series.

All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as the context otherwise requires.

Notwithstanding any other provision of this Declaration of Trust, including Section 5 of Article IV hereof, all Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and

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non-assessable. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or Class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class and as to the number of Shares of each Series or Class held from time to time by each Shareholder. No Shareholder shall be entitled to receive payment of any distribution or to have notice given to such Shareholder of any meeting or other action in respect of the Trust or any Series or Class until such Shareholder has given its address and such other information as shall be required to such officer or agent of the Trust as shall keep the record books of the Trust for entry thereof.

Section 3. Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust or applicable Series, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer. Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the books of the Trust as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Trust’s transfer agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust’s transfer agent, or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Section 4. Investments in the Trust. Investments may be accepted by the Trust or a Series from Persons, at such times, on such terms, and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees or their authorized agents from time to time may authorize in their sole discretion. The Trustees and their authorized agents shall have the right to refuse to accept any investment or to issue Shares to any Person at any time and for any reason.

Section 5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be bound by the terms hereof.

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The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust or a Series shall not operate to terminate the Trust or any Series, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust, any Series or the Trustees, but entitles such representative only to the rights of such Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or Series Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. None of the Trust, any Series, the Trustees, or any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. Ownership of Shares shall not entitle the Shareholders to any rights, including, without limitation, any third-party beneficiary rights, privileges, claims or remedies under any contract or agreement entered into by the Trust or any Series, including any agreement or contract with any service provider or other agent to or contractor with the Trust or any Series.

Section 6. Establishment and Designation of Series or Class. The establishment and designation of any Series or Class of Shares shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class, whether directly in such resolution or by reference to another document including, without limitation, any Registration Statement or as otherwise provided in such resolution. The relative rights and preferences of each Series and each Class shall be as set forth herein unless otherwise provided in the resolution establishing and designating such Series or Class. Any action that may be taken by the Trustees with respect to any Series or Class, including any addition, modification, division, combination, classification, reclassification, change of name or termination may be made in the same manner as the establishment and designation of such Series or Class. To the maximum extent permitted by law, the Trust’s public filings, including its Registration Statement, as amended from time to time, shall not give rise to any contractual or other types of rights or duties, shall not constitute a contract between the Trust or any Series and their respective Shareholders, and shall not give rise to any contract claim by the Shareholders against the Trust or any Series.

Shares of each Series or Class established pursuant to this Article III, unless otherwise provided in the resolution establishing such Series or Class, shall have the following relative rights and preferences:

(a) Assets Held with Respect to a Particular Series. All consideration received by the Trust on behalf a Series for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) shall irrevocably be held separately with respect to that Series for all purposes, subject only to the rights of creditors of such Series from the assets of the Trust and every other Series, and shall be so recorded upon

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the books of account of the Trust with respect to such Series. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds), in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for in such separate and distinct records separately from the assets held with respect to all other Series and the General Assets of the Trust not yet allocated to one or more of such Series.

(b) Liabilities Held with Respect to a Particular Series. All liabilities relating to a Series and all expenses, costs, charges, and reserves attributable to that Series shall be charged against the assets held with respect to that Series only, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as “liabilities held with respect to” that Series or Class. Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series, and, except as otherwise provided in this Declaration of Trust with respect to the allocation of General Assets, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this limitation on inter-Series liabilities shall be set forth in the Certificate of Trust or in an amendment thereto as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. To the extent required by Section 3804(a) of the Delaware Act in order to give effect to the limitation on inter-Series liabilities set forth in this Section 6, (i) separate and distinct records shall be maintained for each Series, (ii) the assets held with respect to each Series shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets held

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with respect to all other Series, the assets held with respect to the Trust generally, and the General Assets not allocated to such Series and/or (iii) the records maintained for each Series shall account for the assets held with respect to such Series separately from the assets held with respect to any other Series from the General Assets not allocated to such Series, and the assets held with respect to the Trust generally. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any Series, any other Series or the Trust generally, as applicable.

(c) Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class, shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d) Equality. All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series or Class thereof and such rights and preferences as may have been established and designated with respect to any Class within such Series), and each Share of any particular Series shall be equal to each other Share of that Series and have identical voting, dividend, liquidation and other rights. With respect to any Class of a Series, each such Class shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class.

(e) Fractions. Any fractional Share of a Series or Class thereof shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust or that Series, as the case may be.

(f) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series or Class, or for interests in one or more trusts, corporations or other business entities (or a series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Trustees.

(g) Combination of Series and Classes. The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series

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or Classes into assets and liabilities held with respect to a single Series or Class and in connection therewith to cause the Shareholders of each such Series or Class to become Shareholders of such single Series or Class.

(h) Elimination of Series or Classes. In addition to the authority in Article VIII, Section 2 hereof, at any time that there are no Shares outstanding of any particular Series or Class previously established, the Trustees may abolish that Series or Class and rescind the establishment thereof.

(i) Division of Series or Classes. The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable federal law, to divide the assets and liabilities held with respect to any Series or Class into assets and liabilities held with respect to an additional one or more Series or Classes and in connection therewith to cause some or all of the Shareholders of such Series or Class to be admitted as Shareholders of such additional one or more Series or Classes.

Section 7. Constant Net Asset Value. If the Trust or any Series or Class holds itself out as a money market or stable value fund, the Trustees shall have the power to reduce the number of outstanding Shares of such Series or Class by reducing the number of Shares in the account of each Shareholder on a pro rata basis, or to take such other measures as are not prohibited by the 1940 Act, so as to maintain the net asset value per share of the Trust or such Series or Class at a constant dollar amount.

Section 8. Indemnification of Shareholders. If any Shareholder or former Shareholder of any Series is held personally liable for the debts, obligations or liabilities of the such Series solely by reason of a claim or demand relating to such Person being or having been a Shareholder, and not because of such Person’s acts or omissions or for some other reason, the Shareholder or former Shareholder (or such Person’s heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets held with respect to the particular Series of which such Person is or was a Shareholder and from or in relation to which such liability arose.

ARTICLE IV

Trustees

Section 1. Number, Election and Tenure. The number of Trustees shall be the Trustees in office on the date hereof until changed by the Trustees, and the Trustees may fix the number of Trustees from time to time; provided that the number of Trustees shall at all times be at least one. Each Trustee shall serve during the lifetime of the Trust until he or she dies, resigns, has reached the mandatary retirement age as set by the Trustees, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. In the event that less than the majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall call a

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Shareholders’ meeting for the election of Trustees. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any Trustee with or without cause at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective, and fill vacancies caused by enlargement of their number or by the death, resignation, retirement or removal of a Trustee. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. In the event that after the proxy material has been printed for a meeting of Shareholders at which Trustees are to be elected any one or more nominees named in such proxy material dies or becomes incapacitated or is otherwise unable or unwilling to serve, the authorized number of Trustees shall be automatically reduced by the number of such nominees, unless the Trustees prior to the meeting shall otherwise determine. Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares.

Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or any Series or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trusts by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust’s Manager(s) are empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust and each Series shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust and such Series. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the management of the affairs of the Trust and the Series and may amend and repeal such By-Laws to the extent that such By-laws do not reserve that right to the Shareholders; enlarge or reduce the number of Trustees; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees, consisting of one or more Trustees, that may exercise the powers and authority of the Trustees to the extent that the Trustees so determine, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust and any Series, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or

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proceeding, pending or threatened to be brought before any court, administrative agency or other adjudicatory body; employ one or more custodians of the assets of the Trust or any Series and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; employ an administrator for the Trust or any Series and may authorize such administrator to employ subadministrators; employ a Manager to the Trust or any Series and may authorize such Manager to employ subadvisers; retain a transfer or similar agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust or any Series directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; and declare and pay dividends and distributions to Shareholders. The Trustees have the power to construe and interpret this Declaration of Trust and to act upon any such construction or interpretation. Any construction or interpretation of this Declaration of Trust by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust, a Series or the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or in the By-Laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum of Trustees is present, within or without the State of Delaware. Unless otherwise expressly provided herein or required by applicable law, including the 1940 Act, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders.

Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust or a Series (or to act on behalf of the Trust or a Series):

(a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable, instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers’ acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, and foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, to change the investments of the assets of the Trust or any Series; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

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(b) To purchase, sell and hold currencies and enter into contracts for the future purchase or sale of currencies, including forward foreign currency exchange contracts;

(c) To sell, exchange or otherwise dispose of, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

(d) To vote or give assent, or exercise any rights, powers and privileges of ownership or interest in all securities, repurchase agreements, futures contracts and options and other assets included in the Trust Property or Series Property, as the case may be, including the right to vote thereon; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such assets;

(e) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

(f) To acquire (by purchase or otherwise), hold, use, maintain and dispose of (by sale or otherwise) any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or in its own name or in the name of a Trustee or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

(g) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust or any Series; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust or a Series;

(h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(i) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any Series on any matter in controversy, including, but not limited to claims for taxes;

(j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(k) To borrow funds or other property in the name of the Trust or a Series and in connection therewith issue notes or other evidence of indebtedness; and to mortgage and pledge the Trust Property or Series Property, as the case may be, or any part thereof to secure any or all of such indebtedness, including the lending of portfolio securities;

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(1) To endorse or guarantee the payment, or undertake the performance, of any notes, contracts, engagements or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or Series Property, as the case may be, or any part thereof to secure any of or all of such obligations;

(m) To purchase and pay for entirely out of Trust Property or Series Property of any appropriate Series, as the case may be, such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or such Series, as the case may be, or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust or any Series, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust or such Series would have the power to indemnify such Person against liability;

(n) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust or any Series;

(o) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

(p) To enter into contracts of any kind and description;

(q) To employ as custodian of any assets of the Trust one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(r) To employ auditors, counsel or other agents of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(s) To provide for separate classes, groups or series of Trustees with respect to any Series or Class thereof or any Trust Property having such relative rights, powers and duties as the Trustees may determine;

(t) To interpret the investment policies, practices, or limitations of the Trust or any Series or Class; and

(u) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article III;

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(v) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III;

(w) To declare and make distributions of income and capital gains to Shareholders;

(x) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, transfer, dispose of and otherwise deal in Shares pursuant to applicable federal law; to establish terms and conditions including any fees or expenses regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles III and VI, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of any particular Series with respect to which such Shares are issued, whether capital surplus or otherwise;

(y) To enter into contracts of any kind and description and carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers; and

(z) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

Neither the Trust nor any Series, as the case may be, shall be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series, or such Series. Neither the Trust nor any Series shall in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. Neither the Trust nor any Series shall be required to obtain any court order to deal with any assets of the Trust or such Series or take any other action hereunder.

Section 4. Payment of Expenses by the Trust and Series. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or a Series, as the case may be, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or such Series, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s or such Series’ officers, employees, investment adviser or Manager, Principal Underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with Article III, Section 6 hereof.

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Section 5. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, expenses of the Trust or such Series, as the case may be, as described in Section 4 of this Article IV (“Expenses”), in an amount fixed from time to time by the Trustees, by setting off such Expenses due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such Expenses due from such Shareholder, provided that the direct payment of such Expenses by Shareholders is permitted under applicable law.

Section 6. Small Accounts. The Trustees or their authorized agents may establish, from time to time, one or more minimum investment amounts for Shareholder accounts, which may differ within and among any Series or Class, and may impose account fees on (which may be satisfied by involuntarily redeeming the requisite number of Shares in any such account in the amount of such fee), and or require the involuntary redemption of Shares held in, those accounts the net asset value of which for any reason falls below such established minimum investment amounts, or may authorize the Trust to convert any such Shares in such account to Shares of another Series or Class (whether of the same or a different Series), or take any other such action with respect to minimum investment amounts as may be deemed necessary or appropriate by the Trustees or their authorized agents, in each case upon such terms as shall be established by the Trustees or their authorized agents.

Section 7. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust. Title to the assets held with respect to each Series shall at all times be considered as vested in the Trust as nominee for the applicable Series. Notwithstanding the foregoing, the Trustees shall have power to cause legal title to any Trust Property or Series Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine with the same effect as if such assets were held in the name of the Trust or in the name of the Trust as nominee for such Series. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property or Series Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust or any Series or Class. The right, title and interest of the Trustees in the Trust Property and Series Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property or Series Property, and the right, title and interest of such Trustee in the Trust Property or such Series Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 8. Service Contracts.

(a) Subject to such requirements and restrictions as may be set forth under applicable federal and/or state law and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, the Trustees on behalf of the Trust or any Series may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or

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administrative services for the Trust or for any Series (or Class thereof) with any Person under such terms and conditions, and for such compensation, as the Trustees may deem advisable; and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Manager(s) or administrator to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held sold or exchanged and what portion, if any, of the assets of the Trust or a Series shall be held uninvested and to make changes in the Trust’s or a Series’ investments, or such other activities as may specifically be delegated to such party.

(b) The Trustees may also, at any time and from time to time, contract with any corporation, trust, association, or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth under applicable federal and/or state law and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act; and any such contract may contain such other terms as the Trustees may determine.

(c) The Trustees on behalf of the Trust or any Series are also empowered, at any time and from time to time, to contract with any Person, appointing it or them the custodian, transfer agent and/or shareholder servicing agent for the Trust or any Series. Every such contract shall comply with such requirements and restrictions as may be set forth under applicable federal and/or state law and in the By-Laws or stipulated by resolution of the Trustees.

(d) Subject to applicable law, the Trustees on behalf of the Trust or any Series are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

(e) The authority of the Trustees hereunder to enter into contracts or other agreements or arrangements shall include the authority of the Trustees to modify, amend, waive any provision of, supplement, assign all or a portion of, novate, or terminate such contracts, agreements or arrangements. The enumeration of any specific contracts in this Section 8 shall in no way be deemed to limit the power and authority of the Trustees as otherwise set forth in this Declaration of Trust to employ, contract with or make payments to such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series.

(f) Any Shareholder, Trustee or officer of the Trust may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Trust or any Series and, subject to applicable law, has the same rights and obligations with respect to any such matter as a Person who is not a Shareholder, Trustee or officer of the Trust.

(g) The fact that:

(i)	any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Manager, adviser, Principal

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Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s contract, or transfer agent, shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust or any Series; or that

(ii)	any corporation, trust, association or other organization with which an advisory, management, or administration contract or Principal Underwriter’s or distributor’s contract, or transfer agent or shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust, any Series or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

Section 9. Trustees and Officers as Shareholders. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the By-Laws relating to the sale and redemption of such Shares.

Section 10. Determinations by Trustees. The Trustees may make any determinations they deem necessary with respect to the provisions of this Declaration of Trust, including, without limitation, the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust or any Series or Class; the amount of the net income of the Trust or any Series or Class from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; which items are to be treated as income and which as capital; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any other price to be applied in determining the market value, or the fair value, of any security or other asset owned or held by the Trust or any Series or Class; the number of Shares of any Series or Class issued or issuable; and the net asset value per Share.

Section 11. Delegation by Trustees. Subject only to any limitations required by applicable federal law, including the 1940 Act, and the By-Laws, the Trustees may delegate any and all powers and authority hereunder as they consider desirable to any officer of the Trust, to any committee of the Trustees, any committee composed of Trustees and other persons and any

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committee composed only of persons other than Trustees and to any agent, independent contractor or employee of the Trust or to any custodian, administrator, transfer or shareholder servicing agent, Manager, investment adviser or sub-adviser, Principal Underwriter or other service provider, provided that such delegation of power or authority by the Trustees shall not cause any Trustee to cease to be a Trustee of the Trust or cause such person, officer, agent, employee, custodian, transfer or shareholder servicing agent, Manager, Principal Underwriter or other service provider to whom any power or authority has been delegated to be a Trustee of the Trust. The reference in this Declaration of Trust to the right of the Trustees to, or circumstances under which they may, delegate any power or authority, or the reference in this Declaration of Trust to the authorized agents of the Trustees or any other Person to whom any power or authority has been or may be delegated pursuant to any specific provision of this Declaration of Trust, shall not limit the authority of the Trustees to delegate any other power or authority under this Declaration of Trust to any Person, subject only to any limitations under applicable federal law, including the 1940 Act.

Section 12. Litigation. The Trustees shall have full power and authority, to authorize the Trust in the name and on behalf of the Trust or any Series, to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands, including claims for taxes, relating to the Trust or any Series or arising out of or relating to the Trustees’ service to the Trust or any Series, but consistent with the standard of care set forth in Article VII, Section 2 hereof, will not have liability for failure to do so, and to pay or to satisfy out of the assets of the Trust or the related Series any liabilities, losses, debts, claims-or expenses (including without limitation attorneys’ fees) incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, to the maximum extent permitted by law, to dismiss or terminate (or cause the dismissal or termination of) any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, relating to the business or affairs of the Trust or any Series, brought by any Person, including a Shareholder in its own name or in the name of the Trust or the related Series, whether or not the Trust or any Series or any of the Trustees may be named individually therein. To the maximum extent permitted by law, any exercise of the power described herein shall be final, binding on all Persons (including Shareholders).

Section 13. No Implied Duties. Except to the extent required by mandatory provisions of applicable federal law, including the 1940 Act, no Trustee or officer of the Trust, shall owe any fiduciary duty to the Trust, any Series or Class, any Shareholder or any other Person, and shall not have any other duty or obligation except as expressly provided by the terms of this Declaration of Trust, and no implied duties or obligations shall be read into this Declaration of Trust against the Trustees and the officers of the Trust. To the extent that, at law (common or statutory) or in equity, a Trustee or officer of the Trust has duties (including fiduciary duties) and liabilities relating thereto to the Trust or any Series or Class, to the Shareholders or to any other Person, a Trustee or officer of the Trust acting under this Declaration of Trust shall not be liable to the Trust, to any Series or Class, to the Shareholders or to any other Person for his good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict the duties and limit the liabilities of the Trustees or the officers of the Trust otherwise existing at law (common or statutory) or in equity, replace such other duties and liabilities of such Trustees or officers of the Trust.

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ARTICLE V

Shareholders’ Voting Powers and Meetings

Section 1. Voting Powers, Meetings, Notice, and Record Dates. The Shareholders shall have power to vote only: (i) for the election or removal of Trustees as provided in Article IV, Section 1 hereof, and (ii) with respect to such additional matters relating to the Trust or the applicable Series as may be required by applicable law, this Declaration of Trust, the By-Laws, or as the Trustees may consider necessary or desirable.

Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Shares then entitled to vote shall be voted in aggregate, except: (i) when required by the 1940 Act, Shares shall be voted by individual Series; (ii) when the matter involves the termination of a Series or any other action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by an electronic or telecommunications device or in any other manner. Notwithstanding anything else contained herein or in the By-Laws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or Classes thereof, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only by written proxy or in person at a meeting. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

Section 2. Quorum and Required Vote. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, thirty-three and one-third percent (33-1/3%) of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting. When any one or more Series (or Classes) is to vote as a single Class separate from any other Shares, thirty-three and one-third percent (33-1/3%) of the Shares of each such Series (or Class) entitled to vote shall constitute a quorum at a Shareholders’ meeting of that Series (or Class), Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series (or Class) is concerned.

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Section 3. Record Dates. For the purpose of determining the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

Section 4. Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

ARTICLE VI

Net Asset Value, Distributions and Redemptions

Section 1. Determination of Net Asset Value, Net Income, and Distributions. Subject to applicable federal law, including the 1940 Act, and Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe (and delegate to any officer of the Trust or any other Person or Persons the right and obligation to prescribe) such bases and time (including methodology or plan) for determining the valuation of portfolio assets, the per Share or net asset value of the Shares of any Series or Class or net income attributable to the Shares of any Series or Class, or the declaration and payment of dividends and distributions on the Shares of any Series or Class, and the method of determining the Shareholders to whom dividends and distributions are payable, as they may deem necessary or desirable. Without limiting the generality of the foregoing, but subject to applicable federal law, including the 1940 Act, any dividend or distribution may be paid in cash and/or securities or other property, and the composition of any such distribution shall be determined by the Trustees (or by any officer of the Trust or any other Person or Persons to whom such authority has been delegated by the Trustees) and may be different among Shareholders, including differences among Shareholders of the same Series or Class.

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Section 2. Redemptions and Repurchases.

(a) The Trust, or the applicable Series, shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust, that the Trust, or the applicable Series, purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust, or the applicable Series, will pay therefor the net asset value thereof as determined by the Trustees (or by such Person or Persons to whom such determination has been delegated), in accordance with any applicable provisions of the By-Laws and applicable law. Unless extraordinary circumstances exist, payment for said Shares shall be made by the Trust to the Shareholder in accordance with the 1940 Act and any rules and regulations thereunder or as otherwise required by the Commission. The obligation set forth in this Section 2 is subject to the provision that, in the event that any time the New York Stock Exchange (the “Exchange”) is closed for other than weekends or holidays, or if permitted by the rules and regulations or an order of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligation may be suspended or postponed by the Trustees. In the case of a suspension of the right of redemption as provided herein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per share next determined after the termination of such suspension.

(b) The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series or Class thereof for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees in their sole discretion. In no case shall the Trust or any applicable Series be liable for any delay of any Manager or other Person in transferring securities selected for delivery as all or part of any payment-in-kind.

(c) The Trustees may require any Shareholder or group of Shareholders (including some or all of the Shareholders of any Series or Class) to redeem Shares for any reason as determined by the Trustees, in their sole discretion, including (i) the determination by the Trustees that direct or indirect ownership of Shares of any Series or Class thereof has or may become concentrated in any Person to an extent that would disqualify the Trust or such Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so, or to have the minimum investment required (which may vary by Series or Class), (iii) if the Share activity of the account or ownership of Shares by a particular Shareholder is deemed by the Trustees either to affect adversely the management of the Trust or any Series or Class or not to be in the best interests of the remaining Shareholders of any Series or Class or (iv) the failure of a Shareholder to pay when due for the purchase of Shares issued to him. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

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(d) The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary, including to comply with (x) the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (y) the requirements of any other taxing authority, or (z) the requirements of applicable law.

(e) Subject to applicable federal law, including the 1940 Act, and except as otherwise determined by the Trustees, upon redemption, Shares shall no longer be deemed outstanding or carry any voting rights irrespective of whether a record date for any matter on which such Shares were entitled to vote had been set on a date prior to the date on which such Shares were redeemed. In making a determination as to whether redeemed Shares shall be deemed outstanding and carry any voting rights with respect to any matter on which such Shares were entitled to vote prior to redemption, subject to applicable federal law, including the 1940 Act, the Trustees may, among other things, determine that Shares redeemed either before or after a date specified by the Trustees between the record date for such matter and the meeting date for such matter shall be deemed outstanding and retain voting rights, which determination may be made for any reason, including that it would not be reasonably practicable to obtain a quorum if all of the Shares redeemed after the record date for such matter and before the voting date no longer were deemed outstanding and carried any voting rights.

ARTICLE VII

Compensation and Limitation of Liability of Trustees and Officers

Section 1. Compensation. The Trustees in such capacity shall be entitled to reasonable compensation from the Trust and they may fix the amount of such compensation. However, the Trust will not compensate those Trustees who “affiliated persons” (as that term is defined in the 1940 Act) of the Manager, subadvisers, distributor or Principal Underwriter of the Trust. Nothing herein shall in any way prevent the employment, of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust or any applicable Series.

Section 2. Limitation of Liability. A Trustee or officer of the Trust, when acting in such capacity, shall not be personally liable to any Person, other than to the Trust, a Series or a Shareholder to the extent expressly provided in this Article VII. No person who is or has been a Trustee or officer of the Trust shall be liable to the Trust, or a Series or a Shareholder for any action or failure to act or for any other reason except solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office of Trustee or officer as described herein, and shall not be liable for errors of judgment or mistakes of fact or law. A Trustee or officer of the Trust shall not be responsible or liable in any event for any neglect or wrongdoing of any person, including any other Trustee, officer, agent, employee, Manager, or Principal Underwriter of the Trust or any Series.

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All persons extending credit to, contracting with or having any claim against the Trust, any Series or the Trustees shall look only to the assets of the Trust or such Series for payment under such credit, contract, or claim; and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees, or agents, whether past, present, or future, shall be personally liable therefor.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust, any Series or the Trustees or the officers by any of them in connection with the Trust or any Series shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, or officer or officers, as the case may be, and such Trustee or Trustees, or officer or officers shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust or a Series by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or such Series, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustee, officer of the Trust, or Shareholder individually.

Section 3. Trustee’s Good Faith Action; Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. The Trustees may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice; provided the Trustees shall be under no liability for failing to follow such advice. A Trustee shall be fully protected in relying in good faith upon the records of the Trust or any applicable Series, and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust or a Series, or by any other Person as to matters the Trustee reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any Series or Class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any Series or Class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust or any Series, as the case may be, might properly be paid. The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a

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higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee, or agent of the Trust in connection with any claim, action, suit, or proceeding in which he or she may become involved by virtue of his or her capacity or former capacity as a Trustee of the Trust.

Section 5. Indemnification.

(a) Subject to the exceptions and limitations contained in subsection (b) below:

(i) every person who is, or has been, a Trustee or an officer or employee of the Trust, or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Trust and each Series to the maximum extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.

(ii) as used herein, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.

(b) To the extent required under the 1940 Act, but only to such extent, no indemnification shall be provided hereunder to a Covered Person:

(i) who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust, a Series or any Shareholder by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office as described herein; or

(ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office as described herein: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

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(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d) To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination as provided herein shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

(e) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section 5 shall be paid by the Trust and each Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission. The advancement of any expenses pursuant to this Section 5(e) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(f) Any repeal or modification of this Article VII or adoption or modification of any other provision of this Declaration of Trust inconsistent with this Article shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

(g) Notwithstanding any other provision in this Declaration of Trust to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section 5 and any advancement of expenses that any Covered Person is entitled to be paid under Article VII, Section 5(e) shall be deemed to be joint and several obligations of the Trust and each Series, and the assets of the Trust and each Series shall be subject to the claims of any Covered Person therefor under this Article VII; provided that any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series (and Classes) in such manner as the Trustees in their sole discretion deem fair and equitable.

Section 6. Further Indemnification. Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust on its own behalf or on behalf of any Series from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Trust or a Series may, in connection with any transaction permitted by this Declaration of Trust, including the acquisition of assets subject to liabilities or

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a merger or consolidation pursuant to Article VIII, Section 3 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article VII.

ARTICLE VIII

Miscellaneous

Section 1. Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 2. Termination of the Trust or Any Series or Class.

(a) Unless terminated as provided herein, the Trust and each Series shall continue without limitation of time. The Trust may be terminated at any time by vote of a majority of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees without Shareholder approval or consent by written notice to the Shareholders. Any Series or Class thereof may be terminated at any time by a vote of a majority of the Shares of such Series or Class entitled to vote or by the Trustees without Shareholder approval or consent by written notice to the Shareholders of such Series or Class. Any action to dissolve the Trust shall be deemed to also be an action to dissolve each Series, and to terminate each Class.

(b) Upon the requisite Shareholder vote or action by the Trustees to terminate the Trust or any one or more Series or any Class thereof, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or any Class thereof as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees may consider appropriate reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of all or such Series or Class held by the several Shareholders of all or such Series or Class on the date of distribution. Thereupon, any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to such Series or Class shall be canceled and discharged. In connection with the dissolution and liquidation of the Trust or any Series and in connection with the termination of any Class, the Trustees may provide for the establishment of a liquidating trust or similar vehicle.

(c) Upon completion of winding up of the Trust’s business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate of Cancellation may be signed by any one Trustee. Upon the filing of such certificate of cancellation, the Trust shall terminate, the Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

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Section 3. Reorganization.

(a) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by applicable law, (i) cause the Trust to merge or consolidate with or into one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation) so long as the surviving or resulting entity is an investment company as defined in the 1940 Act, or is a series thereof, that will succeed to or assume the Trust’s registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, unless otherwise permitted under the 1940 Act, (ii) cause any one or more Series (or Classes) of the Trust to merge or consolidate with or into any one or more other Series (or Classes) of the Trust, one or more trusts (or series or classes thereof to the extent permitted by law), partnerships, associations, corporations, (iii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law (iv) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (v) sell or convey all or substantially all of the assets of the Trust or any Series or Class to another Series or Class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may (but need not) succeed to or assume the Trust’s registration under the 1940 Act, for adequate consideration as determined by the Trustees that may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Series or Class, and that may include Shares of such other Series or Class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (vi) at any time sell or convert into money all or any part of the assets of the Trust or any Series. Any agreement of merger or consolidation or exchange or certificate or merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may (i) effect any amendment to the governing instrument of the Trust or (ii) effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

(c) Notwithstanding anything else herein, the Trustees may, in their sole discretion and without Shareholder approval unless such approval is required by the 1940 Act, invest all or

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a portion of the Trust Property or assets held with respect to any Series, or dispose of all or a portion of the Trust Property or assets held with respect to any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause the Trust or any Series, as the case may be, that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property or the assets held with respect to such Series from the master fund and cause the Trust or such Series, as the case may be, to invest its Trust Property or the assets held with respect to such Series directly in securities and other financial instruments or in another master fund.

Section 4. Amendments. Except as specifically provided in this Section 4, the Trustees may, without Shareholder vote, restate, amend, or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote on (i) any amendment that would affect their right to vote granted in Article V, Section 1 hereof, (ii) any amendment to this Section 4 of Article VIII; (iii) any amendment that may require their vote under applicable law or by the Trust’s Registration Statement, and (iv) any amendment submitted to them for their vote by the Trustees. Any officer of the Trust is authorized from time to time to restate this Declaration of Trust into a single instrument to reflect all amendments hereto made in accordance with the terms hereof. Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more Series shall be authorized by a vote of the Shareholders of each Series affected and no vote of Shareholders of a Series not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII, Section 4 hereof with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification as provided in Article VII, Section 5 hereof with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

Section 5. Declaration of Trust. Filing of Copies, References, Headings, Rules of Construction. The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust or a Series may rely on a certificate by an officer of the Trust or such Series as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust or a Series to be a copy of this Declaration of Trust or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendments, references to this Declaration of Trust, and all expressions such as “herein,” “hereof,” and “hereunder,” shall be deemed to refer to this Declaration of Trust as amended or affected by any such restatements and/or amendments, Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration of Trust. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This Declaration of

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Trust and any document, consent or instrument referenced in or contemplated by the Declaration of Trust or By-Laws may be executed in any number of counterparts each of which shall be deemed an original but all of which together will constitute one and the same instrument. To the extent permitted by the 1940 Act, (i) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the By-Laws that is to be executed by one or more Trustees may be executed by means of original, facsimile or electronic signature and (ii) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the By-Laws that is to be delivered by one or more Trustees may be delivered by facsimile or electronic means (including e-mail), unless, in the case of either clause (i) or (ii), otherwise determined by the Trustees. The terms “include,” “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.” Any reference to any statute, law, code, rule or regulation shall be deemed to refer to such statute, law, code, rule or regulation as amended or restated from time to time and any successor thereto.

Section 6. Applicable Law.

(a) The Trust was created and is continued under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust was created as and shall continue to be a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(b) Notwithstanding the first sentence of Section 6(a) of this Article VIII, there shall not be applicable to the Trust, any Series, the Trustees, or this Declaration of Trust or any Shareholders either the provisions, of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts, authorities and powers or liabilities of trustees or officers that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees or officers set forth or referenced in this Declaration of Trust.

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Section 7. Derivative and Direct Actions. In addition to the requirements set forth in § 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust or any Series only if the following conditions are met:

(a) The Shareholder or Shareholders must make a pre-suit written demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 7(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore be excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, are Trustees who are not “independent trustees” (as that term is defined in the Delaware Act). Such demand shall be executed by or on behalf of no fewer than three complaining Shareholders, each of which shall be unaffiliated and unrelated (by blood or marriage) to any other complaining Shareholder executing such demand. Such demand shall contain a detailed description of the action or failure to act complained of, the facts upon which such allegation is made and the reasonably estimated damages or other relief sought.

(b) Unless a demand is not required under paragraph (a) of this Section 7, Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold Shares representing five percent (5%) or more of all Shares issued and outstanding, or of the Series or Classes to which such action relates if it does not relate to all Series and Classes, shall join in the request for the Trustees to commence such action.

(c) Unless a demand is not required under paragraph (a) of this Section 7, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. For purposes of this Section 7, the Trustees may designate a committee of one Trustee to consider a Shareholder demand provided that a committee of one Trustee is required to create a committee with a majority of Trustees who are “independent trustees” (as that term is defined in the Delaware Act). The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust or the applicable Series for the expense of any such advisors in the event that the Trustees determine not to bring such action.

(d) If the demand has been properly made pursuant to this Section 7, and a majority of the Trustees, including a majority of the independent trustees, or, if a committee has been appointed, a majority of the members of such committee, have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Series, as applicable, the demand shall be rejected and the complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees, or committee thereof, not to pursue the requested action was inconsistent with the standard required of the Trustees or committee under applicable law.

(e) No Shareholder may bring a direct action claiming injury as a Shareholder of any Series or Class thereof unless the Shareholder has suffered an injury distinct from that suffered by Shareholders of the Series or Class, generally. A Shareholder bringing a direct claim must be a Shareholder of the Series or Class against which the direct action is brought at the time of the injury complained of, or acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time.

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Section 8. Provisions in Conflict with Law or Regulations.

(a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. No provision of this Declaration of Trust is effective to waive rights under the 1940 Act, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

(b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or un enforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 9. Statutory Trust Only. It is the intention of the Trustees to that the Trust continue as a statutory trust pursuant to the Delaware Act. It is not the intention of the Trustees to have created a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration. of Trust shall be, construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.

Section 10. Jurisdiction and Waiver of Jury Trial. In accordance with Section 3804(e) of the Delaware Act, any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any Shares, directly or derivatively, seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Declaration of Trust or the Trust, any Series or Class or any Shares, including any claim of any nature against the Trust, any Series or Class, the Trustees or officers of the Trust, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted, and all Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest

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in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware.

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IN WITNESS WHEREOF, the Trustee named below does hereby make and enter into this Second Amended and Restated Agreement and Declaration of Trust of EQ Advisors Trust as of the 21st day of July, 2016.

/s/ Steven M. Joenk	/s/ H. Thomas McMeekin
Steven M. Joenk	H. Thomas McMeekin
As Trustee and not individually	As Trustee and not individually

/s/ Christopher P.A. Komisarjevsky	/s/ Thomas W. Brock
Christopher P.A. Komisarjevsky	Thomas W. Brock
As Trustee and not individually	As Trustee and not individually

/s/ Gary S. Schpero
Gary S. Schpero
As Trustee and not individually

/s/ Kenneth L. Walker
Kenneth L. Walker
As Trustee and not individually

/s/ Caroline L. Williams
Caroline L. Williams
As Trustee and not individually

/s/ Donald E. Foley
Donald E. Foley
As Trustee and not individually

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